EnPro Industries, Inc.

Consolidated Statements of Operations (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net sales	$313.1	$305.8	$600.3	$592.7
Cost of sales	205.0	196.6	395.7	389.3
Gross profit	108.1	109.2	204.6	203.4
Operating expenses:
Selling, general and administrative	83.5	75.6	162.4	148.2
Other	0.5	2.8	0.7	3.7
Total operating expenses	84.0	78.4	163.1	151.9
Operating income	24.1	30.8	41.5	51.5
Interest expense	(10.4)	(11.3)	(21.5)	(22.4)
Interest income	0.3	0.3	0.5	0.4
Other expense	(2.5)	(6.3)	(6.7)	(6.3)
Income before income taxes	11.5	13.5	13.8	23.2
Income tax expense	(3.2)	(5.5)	(4.2)	(6.6)
Net income	$8.3	$8.0	9.6	$16.6
Basic earnings per share	$0.36	$0.39	$0.43	$0.80
Average common shares outstanding (millions)	22.9	20.7	22.1	20.7
Diluted earnings per share	$0.32	$0.35	$0.38	$0.74
Average common shares outstanding (millions)	26.0	22.5	25.6	22.4

EnPro Industries, Inc.

Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars)

	2014	2013
Operating activities
Net income	$9.6	$16.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	14.9	14.8
Amortization	14.0	13.6
Accretion of debt discount	3.2	3.7
Loss on exchange of debt	6.0	—
Deferred income taxes	(13.3)	(6.0)
Stock-based compensation	4.9	(2.5)
Excess tax benefits from stock-based compensation	(0.6)	(2.0)
Change in assets and liabilities, net of effects of acquisitions of businesses:
Accounts receivable	(40.5)	(22.9)
Inventories	(13.3)	(4.0)
Accounts payable	6.0	3.6
Other current assets and liabilities	(0.6)	(4.6)
Other non-current assets and liabilities	(4.1)	(4.8)
Net cash provided by (used in) operating activities	(13.8)	5.5
Investing activities
Purchases of property, plant and equipment	(14.2)	(17.0)
Payments for capitalized internal-use software	(4.8)	(3.3)
Acquisitions, net of cash acquired	(4.3)	(2.0)
Other	0.1	0.2
Net cash used in investing activities	(23.2)	(22.1)
Financing activities
Net proceeds from short-term borrowings	—	8.7
Proceeds from debt	128.0	103.5
Repayments of debt	(87.0)	(91.2)
Other	(4.6)	2.0
Net cash provided by financing activities	36.4	23.0
Effect of exchange rate changes on cash and cash equivalents	1.1	(2.1)
Net increase in cash and cash equivalents	0.5	4.3
Cash and cash equivalents at beginning of period	64.4	53.9
Cash and cash equivalents at end of period	$64.9	$58.2
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$21.1	$20.6
Income taxes	$17.5	$12.6

EnPro Industries, Inc.

Consolidated Balance Sheets (Unaudited)

As of June 30, 2014 and December 31, 2013
(Stated in Millions of Dollars)

	June 30,	December 31,
	2014	2013
Current assets
Cash and cash equivalents	$64.9	$64.4
Accounts receivable	235.1	193.1
Inventories	164.5	149.1
Other current assets	59.4	50.1
Total current assets	523.9	456.7
Property, plant and equipment	185.6	187.5
Goodwill	220.7	220.2
Other intangible assets	192.9	200.1
Investment in GST	236.9	236.9
Other assets	106.2	96.9
Total assets	$1,466.2	$1,398.3
Current liabilities
Short-term borrowings from GST	$22.8	$22.0
Notes payable to GST	11.7	11.2
Current maturities of long-term debt	69.7	156.6
Accounts payable	93.5	86.8
Accrued expenses	135.9	140.8
Total current liabilities	333.6	417.4
Long-term debt	49.5	8.5
Notes payable to GST	259.3	248.1
Pension liability	37.3	47.4
Other liabilities	64.6	63.5
Total liabilities	744.3	784.9
Temporary equity	5.1	15.9
Shareholders' equity
Common stock	0.2	0.2
Additional paid-in capital	519.6	410.9
Retained earnings	182.9	173.3
Accumulated other comprehensive income	15.4	14.4
Common stock held in treasury, at cost	(1.3)	(1.3)
Total shareholders' equity	716.8	597.5
Total liabilities and equity	$1,466.2	$1,398.3

EnPro Industries, Inc.

Segment Information (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Sealing Products	$175.4	$165.9	$330.4	$312.5
Engineered Products	95.5	95.1	187.3	186.9
Power Systems	43.0	45.0	84.1	94.4
	313.9	306.0	601.8	593.8
Less intersegment sales	(0.8)	(0.2)	(1.5)	(1.1)
	$313.1	$305.8	$600.3	$592.7

Segment Profit
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Sealing Products	$22.8	$27.7	$39.9	$49.0
Engineered Products	8.9	8.6	17.6	14.4
Power Systems	3.4	6.4	6.7	11.2
	$35.1	$42.7	$64.2	$74.6

Segment Margin
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Sealing Products	13.0%	16.7%	12.1%	15.7%
Engineered Products	9.3%	9.0%	9.4%	7.7%
Power Systems	7.9%	14.2%	8.0%	11.9%
	11.2%	14.0%	10.7%	12.6%

Reconciliation of Segment Profit to Net Income
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Segment profit	$35.1	$42.7	$64.2	$74.6
Corporate expenses	(10.7)	(8.5)	(20.8)	(17.6)
Interest expense, net	(10.1)	(11.0)	(21.0)	(22.0)
Other expense, net	(2.8)	(9.7)	(8.6)	(11.8)
Income before income taxes	11.5	13.5	13.8	23.2
Income tax expense	(3.2)	(5.5)	(4.2)	(6.6)
Net income	$8.3	$8.0	$9.6	$16.6

Segment profit is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.

Reconciliation of Income Before Selected Items to Net Income (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended June 30,
	2014		2013
	$	Per share	$	Per share
Income before selected items	$15.0	$0.57	$19.5	$0.87
Adjustments (net of tax):
Restructuring costs	(0.3)	(0.01)	(1.3)	(0.06)
Loss on exchange of debt	(1.5)	(0.05)	—	—
Environmental reserve adjustment	—	—	(4.0)	(0.18)
Interest expense and royalties with GST	(4.9)	(0.19)	(4.9)	(0.22)
Other	—	—	(0.4)	(0.02)
Tax accrual adjustments	—	—	(0.9)	(0.04)
Impact	(6.7)	(0.25)	(11.5)	(0.52)
Net income	$8.3	$0.32	$8.0	$0.35

	Six Months Ended June 30,
	2014		2013
	$	Per share	$	Per share
Income before selected items	$24.8	$0.97	$32.0	$1.43
Adjustments (net of tax):
Restructuring costs	(0.4)	(0.01)	(1.8)	(0.08)
Loss on exchange of debt	(3.8)	(0.15)	—	—
Environmental reserve adjustment	(0.4)	(0.02)	(4.0)	(0.18)
Interest expense and royalties with GST	(9.7)	(0.38)	(9.7)	(0.43)
Other	—	—	(0.4)	(0.02)
Tax accrual adjustments	(0.9)	(0.03)	0.5	0.02
Impact	(15.2)	(0.59)	(15.4)	(0.69)
Net income	$9.6	$0.38	$16.6	$0.74

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.

The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying the Company's tax rate to the pre-tax amount. The interest expense with GST is included in interest expense, and the restructuring costs, loss on exchange of debt, environmental reserve adjustment and other are included as part of other operating expense and other expense. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.

EnPro Industries, Inc.

Reconciliation of EBITDA to Segment Profit (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2014
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$30.6	$14.8	$4.3	$49.7
Deduct depreciation and amortization expense	(7.8)	(5.9)	(0.9)	(14.6)
Segment profit	$22.8	$8.9	$3.4	$35.1
EBITDA margin	17.4%	15.5%	10.0%	15.9%

	Quarter Ended June 30, 2013
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$35.2	$14.3	$7.4	$56.9
Deduct depreciation and amortization expense	(7.5)	(5.7)	(1.0)	(14.2)
Segment profit	$27.7	$8.6	$6.4	$42.7
EBITDA margin	21.2%	15.0%	16.4%	18.6%

	Six Months Ended June 30, 2014
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$55.3	$29.1	$8.5	$92.9
Deduct depreciation and amortization expense	(15.4)	(11.5)	(1.8)	(28.7)
Segment profit	$39.9	$17.6	$6.7	$64.2
EBITDA margin	16.7%	15.5%	10.1%	15.5%

	Six Months Ended June 30, 2013
	Sealing	Engineered	Power	Total
	Products	Products	Systems	Segments
Earnings before interest, income taxes, depreciation
and amortization (EBITDA)	$64.3	$25.6	$13.0	$102.9
Deduct depreciation and amortization expense	(15.3)	(11.2)	(1.8)	(28.3)
Segment profit	$49.0	$14.4	$11.2	$74.6
EBITDA margin	20.6%	13.7%	13.8%	17.4%

For a reconciliation of segment profit to net income, please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Earnings before interest, income taxes, depreciation,
amortization, and other selected items (adjusted EBITDA)	$39.3	$48.4	$71.5	$84.6
Adjustments:
Interest expense, net	(10.1)	(11.0)	(21.0)	(22.0)
Income tax expense	(3.2)	(5.5)	(4.2)	(6.6)
Depreciation and amortization expense	(14.7)	(14.3)	(28.9)	(28.4)
Restructuring costs	(0.5)	(2.0)	(0.6)	(2.9)
Environmental reserve adjustment	(0.1)	(6.3)	(0.7)	(6.3)
Loss on debt exchange	(2.4)	—	(6.0)	—
Other	—	(1.3)	(0.5)	(1.8)
Impact	(31.0)	(40.4)	(61.9)	(68.0)
Net income	$8.3	$8.0	$9.6	$16.6

EnPro Industries, Inc.

Selected Results Reflecting Deconsolidation of GST (Unaudited)

(Stated in Millions of Dollars)

	Quarter Ended		Quarter Ended
	June 30, 2014		June 30, 2013
	EnPro	GST	EnPro	GST
Adjusted net sales *	$304.2	$57.0	$299.5	$58.2
Segment profit/operating profit	$35.1	$13.9	$42.7	$16.6
Adjusted EBITDA	$39.3	$15.2	$48.4	$18.3
Income before selected items	$15.0	$9.3	$19.5	$11.3

	Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013
	EnPro	GST	EnPro	GST
Adjusted net sales *	$584.5	$109.8	$580.3	$114.7
Segment profit/operating profit	$64.2	$25.7	$74.6	$29.3
Adjusted EBITDA	$71.5	$28.7	$84.6	$32.5
Income before selected items	$24.8	$17.5	$32.0	$19.9

* Adjusted net sales reflect third party sales only, which differ from the sales reported on the accompanying consolidated statements of operations which include intercompany sales from EnPro to GST.

Unaudited Pro Forma Information Reflecting the Reconsolidation of Garlock Sealing Technologies

The historical business operations of Garlock Sealing Technologies LLC (“GST LLC”) and The Anchor Packing Company (“Anchor”) resulted in a substantial volume of asbestos litigation in which plaintiffs alleged personal injury or death as a result of exposure to asbestos fibers. Those subsidiaries manufactured and/or sold industrial sealing products, predominately gaskets and packing, that contained encapsulated asbestos fibers. Anchor is an inactive and insolvent indirect subsidiary of Coltec Industries Inc (“Coltec”). EnPro’s subsidiaries’ exposure to asbestos litigation and their relationships with insurance carriers have been managed through another Coltec subsidiary, Garrison Litigation Management Group, Ltd. (“Garrison”). GST LLC, Anchor and Garrison are collectively referred to as “GST.”

On June 5, 2010 (the “Petition Date”), GST filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte (the “Bankruptcy Court”). The filings were the initial step in an asbestos claims resolution process, which is ongoing. The filings did not include EnPro Industries, Inc., or any other EnPro Industries, Inc. operating subsidiary.

The financial results of GST and its subsidiaries are included in our consolidated results through June 4, 2010, the day prior to the Petition Date. However, U.S. generally accepted accounting principles require an entity that files for protection under the U.S. Bankruptcy Code, whether solvent or insolvent, whose financial statements were previously consolidated with those of its parent, as GST’s and its subsidiaries’ were with EnPro’s, generally must be prospectively deconsolidated from the parent and the investment accounted for using the cost method. Accordingly, the financial results of GST and its subsidiaries are not included in EnPro’s consolidated results after June 4, 2010.

On May 29, 2014, GST LLC filed an amended proposed plan of reorganization (the “Amended Plan”) with the Bankruptcy Court that provides $275 million in total funding for (a) present and future asbestos claims against GST that have not been resolved by settlement or verdict prior to the Petition Date, and (b) administrative and litigation costs. The $275 million is to be funded by GST ($245 million) and Coltec ($30 million), through two facilities-a settlement facility (which would receive $245 million) and a litigation facility (which would receive $30 million). Funds contained in the settlement facility and the litigation facility would provide the exclusive remedies for current and future GST asbestos claimants other than claimants whose claims had been resolved by settlement or verdict prior to the Petition Date and were not paid prior to the Petition Date in full. With respect to claims resolved by verdict, such payment will be made only to the extent the verdict becomes final. The amount of such claims resolved by verdict is $2.4 million. GST estimates the range of its aggregate liability for such unpaid settled asbestos claims to be from $3.1 million to $16.4 million. The Amended Plan incorporates the Bankruptcy Court’s determination in January 2014 that $125 million is sufficient to satisfy GST’s aggregate liability for present and future mesothelioma claims. Under the terms of the Amended Plan, EnPro will retain 100% of the equity interests of GST LLC.

If the Amended Plan is confirmed by the Bankruptcy Court and is consummated, GST will be re-consolidated with EnPro’s results for financial reporting purposes. The Amended Plan is subject to confirmation by the Bankruptcy Court and EnPro cannot assure you that GST will be able to obtain necessary Bankruptcy Court approval of the Amended Plan, including the settlement of asbestos claims and related releases of claims against us included therein, and that the Amended Plan will be consummated.

Confirmation and consummation of the Amended Plan are subject to a number of risks and uncertainties, including the actions and decisions of creditors and other third parties that have an interest in the bankruptcy proceedings, delays in the confirmation or effective date of the Amended Plan due to factors beyond GST's or EnPro’s control, which would result in greater costs and the impairment of value of GST, appeals and other challenges to the Amended Plan and risks and uncertainties affecting GST and Coltec's ability to fund anticipated contributions under the Amended Plan as a result of adverse changes in their results of operations, financial condition and capital resources, including as a result of economic factors beyond their control.

In light of the risks and uncertainties, including those noted above, the confirmation and consummation of the Amended Plan is not currently probable under Regulation S-X of the SEC and therefore, the reconsolidation of GST LLC with EnPro’s results for financial reporting purposes on the basis of confirmation and consummation of the Amended Plan is not currently probable. Accordingly, pro forma financial statements are not required by the SEC and the following pro forma condensed consolidated financial information may not include all information required to be included in pro forma financial statements prepared in accordance with Regulation S-X of the SEC. EnPro is providing the unaudited pro forma condensed consolidated financial information which assumes the confirmation and consummation of the Amended Plan for illustrative purposes only in light of specific requests for such pro forma information by investors.

The unaudited pro forma condensed consolidated financial information presented below has been prepared to illustrate the effects of the reconsolidation of GST and its subsidiaries with EnPro assuming the confirmation and consummation of the Amended Plan and is based upon the historical balance sheet of EnPro as of June 30, 2014, the estimated fair value of assets and liabilities of GST as of June 30, 2014 and the historical results of GST operations after consideration of the adjustments to the fair value of assets and liabilities. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the reconsolidation as if it occurred on June 30, 2014. The unaudited pro forma condensed consolidated statements of operations for the quarters and six months ended June 30, 2014 and 2013 give effect to the reconsolidation as if it had occurred on January 1, 2013.

Under generally accepted accounting principles, the reconsolidation of GST requires that the tangible and intangible assets and liabilities of GST be reflected at their estimated fair values. The preliminary fair value amounts used in the unaudited pro forma condensed consolidated financial information reflects management’s best estimates of fair value. Upon completion of detailed valuation studies and the final determination of fair value, EnPro may make additional adjustments to the fair value allocation, which may differ significantly from the valuations set forth in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated statements of operations are based on estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed consolidated statements of operations also include certain adjustments such as increased depreciation and amortization expense on tangible and intangible assets, increased interest expense on the debt incurred to complete the reconsolidation as well as the tax impacts related to these adjustments. The pro forma adjustments are based upon available information and certain assumptions that EnPro believes are reasonable.

The unaudited pro forma condensed consolidated financial information has been presented for information purposes only and is not necessarily indicative of what the consolidated company’s financial position or results of operations actually would have been had the reconsolidation been completed as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the consolidated company. Therefore, the actual amounts recorded at the date the reconsolidation occurs may differ from the information presented herein.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Quarter Ended June 30, 2014
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$313.1	$63.0	$(14.9)	$361.2	(1)
Cost of sales	205.0	37.3	(14.7)	227.6	(1), (2)
Gross profit	108.1	25.7	(0.2)	133.6
Operating expenses:
Selling, general and administrative	83.5	11.8	2.9	98.2	(3)
Other	0.5	(186.3)	186.3	0.5	(4)
Total operating expenses	84.0	(174.5)	189.2	98.7
Operating income	24.1	200.2	(189.4)	34.9
Interest expense	(10.4)	—	7.3	(3.1)	(5), (6)
Interest income	0.3	7.7	(7.6)	0.4	(6)
Other expense	(2.5)	(5.0)	5.0	(2.5)	(4)
Income before income taxes	11.5	202.9	(184.7)	29.7
Income tax expense	(3.2)	(72.1)	66.5	(8.8)	(7)
Net income	$8.3	$130.8	(118.2)	$20.9
Basic earnings per share	$0.36	N/A	N/A	$0.91
Average common shares outstanding (millions)	22.9			22.9
Diluted earnings per share	$0.32	N/A	N/A	$0.80
Average common shares outstanding (millions)	26.0			26.0

(1)	Eliminate intercompany sales of $14.9 million.
(2)
Reflects the increase in depreciation expense of $0.2 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Amended Plan.
(5)
Represents $0.3 million of additional interest expense due to borrowings needed to fund the Amended Plan. We estimated that the establishment of the settlement facility and litigation facility contemplated by the Amended Plan and payments of claims resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date would require $40.5 million of borrowings in addition to $240 million of cash on hand. We used an estimated interest rate of 3% for all periods.

(6)	Eliminate intercompany interest of $7.6 million.
(7)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Quarter Ended June 30, 2013
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$305.8	$64.8	$(12.9)	$357.7	(1)
Cost of sales	196.6	37.7	(12.7)	221.6	(1), (2)
Gross profit	109.2	27.1	(0.2)	136.1
Operating expenses:
Selling, general and administrative	75.6	9.6	2.9	88.1	(3)
Other	2.8	0.9	(1.4)	2.3	(4)
Total operating expenses	78.4	10.5	1.5	90.4
Operating income	30.8	16.6	(1.7)	45.7
Interest expense	(11.3)	—	7.0	(4.3)	(5), (6)
Interest income	0.3	7.3	(7.2)	0.4	(6)
Other expense	(6.3)	(12.4)	12.4	(6.3)	(4)
Income before income taxes	13.5	11.5	10.5	35.5
Income tax expense	(5.5)	(3.6)	(3.7)	(12.8)	(7)
Net income	$8.0	$7.9	6.8	$22.7
Basic earnings per share	$0.39	N/A	N/A	$1.09
Average common shares outstanding (millions)	20.7			20.7
Diluted earnings per share	$0.35	N/A	N/A	$1.01
Average common shares outstanding (millions)	22.5			22.5

(1)	Eliminate intercompany sales of $12.9 million.
(2)
Reflects the increase in depreciation expense of $0.2 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Amended Plan.
(5)
Represents $0.2 million of additional interest expense due to borrowings needed to fund the Amended Plan. We estimated that the establishment of the settlement facility and litigation facility contemplated by the Amended Plan and payments of claims resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date would require $40.5 million of borrowings in addition to $240 million of cash on hand. We used an estimated interest rate of 3% for all periods.

(6)	Eliminate intercompany interest of $7.2 million.
(7)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2014
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$600.3	$122.0	$(28.0)	$694.3	(1)
Cost of sales	395.7	73.2	(27.5)	441.4	(1), (2)
Gross profit	204.6	48.8	(0.5)	252.9
Operating expenses:
Selling, general and administrative	162.4	22.7	5.8	190.9	(3)
Other	0.7	(185.5)	185.9	1.1	(4)
Total operating expenses	163.1	(162.8)	191.7	192.0
Operating income	41.5	211.6	(192.2)	60.9
Interest expense	(21.5)	—	14.5	(7.0)	(5), (6)
Interest income	0.5	15.3	(15.1)	0.7	(6)
Other expense	(6.7)	(7.9)	7.9	(6.7)	(4)
Income before income taxes	13.8	219.0	(184.9)	47.9
Income tax expense	(4.2)	(77.7)	66.6	(15.3)	(7)
Net income	$9.6	$141.3	(118.3)	$32.6
Basic earnings per share	$0.43	N/A	N/A	$1.47
Average common shares outstanding (millions)	22.1			22.1
Diluted earnings per share	$0.38	N/A	N/A	$1.27
Average common shares outstanding (millions)	25.6			25.6

(1)	Eliminate intercompany sales of $28.0 million.
(2)
Reflects the increase in depreciation expense of $0.5 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Amended Plan.
(5)
Represents $0.6 million of additional interest expense due to borrowings needed to fund the Amended Plan. We estimated that the establishment of the settlement facility and litigation facility contemplated by the Amended Plan and payments of claims resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date would require $40.5 million of borrowings in addition to $240 million of cash on hand. We used an estimated interest rate of 3% for all periods.

(6)	Eliminate intercompany interest of $15.1 million.
(7)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2013
(Stated in Millions of Dollars, Except Per Share Data)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Net sales	$592.7	$128.6	$(26.3)	$695.0	(1)
Cost of sales	389.3	77.5	(25.8)	441.0	(1), (2)
Gross profit	203.4	51.1	(0.5)	254.0
Operating expenses:
Selling, general and administrative	148.2	20.4	5.8	174.4	(3)
Other	3.7	1.7	(2.0)	3.4	(4)
Total operating expenses	151.9	22.1	3.8	177.8
Operating income	51.5	29.0	(4.3)	76.2
Interest expense	(22.4)	—	13.8	(8.6)	(5), (6)
Interest income	0.4	14.5	(14.4)	0.5	(6)
Other expense	(6.3)	(22.8)	22.8	(6.3)	(4)
Income before income taxes	23.2	20.7	17.9	61.8
Income tax expense	(6.6)	(6.4)	(6.4)	(19.4)	(7)
Net income	$16.6	$14.3	11.5	$42.4
Basic earnings per share	$0.80	N/A	N/A	$2.05
Average common shares outstanding (millions)	20.7			20.7
Diluted earnings per share	$0.74	N/A	N/A	$1.89
Average common shares outstanding (millions)	22.4			22.4

(1)	Eliminate intercompany sales of $26.3 million.
(2)
Reflects the increase in depreciation expense of $0.5 million due to adjusting property, plant and equipment to fair value. The total fair value adjustment to property, plant and equipment was $19.8 million of which $14.6 million related to depreciable buildings and improvements and machinery and equipment that have a net estimated remaining economic life of 14.1 years.

(3)
Reflects the increase in amortization expense as a result of the estimated fair value adjustment due to the creation of the finite-lived intangible assets. The estimated useful life of the finite-lived intangible assets is 15 years.

(4)	Eliminate asbestos-related expenses which would cease upon confirmation and consummation of the Amended Plan.
(5)
Represents $0.6 million of additional interest expense due to borrowings needed to fund the Amended Plan. We estimated that the establishment of the settlement facility and litigation facility contemplated by the Amended Plan and payments of claims resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date would require $40.5 million of borrowings in addition to $240 million of cash on hand. We used an estimated interest rate of 3% for all periods.

(6)	Eliminate intercompany interest of $14.4 million.
(7)
For purposes of the consolidated pro forma financial information, the estimated effective tax rate of 36% has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments.

EnPro Industries, Inc.
Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

As of June 30, 2014
(Stated in Millions of Dollars)

					Pro Forma
			Pro Forma	Pro Forma	Adjustments
	EnPro	GST	Adjustments	Consolidated	Reference
Current assets
Cash and investments	$64.9	$216.2	$(240.0)	$41.1	(2)
Accounts receivable	235.1	36.0	(19.0)	252.1	(4)
Inventories	164.5	18.9	5.6	189.0	(1)
Notes receivable from EnPro	—	34.5	(34.5)	—	(3)
Other current assets	59.4	45.2	(14.8)	89.8	(4)
Total current assets	523.9	350.8	(302.7)	572.0
Property, plant and equipment	185.6	44.8	19.8	250.2	(1)
Goodwill	220.7	18.9	(18.9)	220.7	(1)
Other intangible assets	192.9	5.1	241.7	439.7	(1)
Investment in GST	236.9	—	(236.9)	—	(6)
Notes receivable from EnPro	—	259.3	(259.3)	—	(3)
Asbestos insurance receivable	—	80.7	(3.1)	77.6	(1)
Deferred income taxes and income taxes receivable	65.9	122.7	(158.7)	29.9	(5), (7)
Other assets	40.3	8.1	—	48.4
Total assets	$1,466.2	$890.4	$(718.1)	$1,638.5
Current liabilities
Short-term borrowings from GST	$22.8	$—	$(22.8)	$—	(3)
Notes payable to GST	11.7	—	(11.7)	—	(3)
Current maturities of long-term debt	69.7	—	—	69.7
Accounts payable	93.5	26.2	(19.0)	100.7	(4)
Accrued expenses	123.0	12.4	(14.8)	120.6	(4)
Deferred income taxes and income taxes payable	12.9	58.0	—	70.9
Total current liabilities	333.6	96.6	(68.3)	361.9
Long-term debt	49.5	—	40.5	90.0	(2)
Notes payable to GST	259.3	—	(259.3)	—	(3)
Asbestos liability	—	280.5	(280.5)	—	(2)
Deferred income taxes and income taxes payable	21.7	67.2	9.3	98.2	(5), (7)
Other liabilities	80.2	3.5	—	83.7
Total liabilities	744.3	447.8	(558.3)	633.8
Temporary equity	5.1	—	—	5.1
Shareholders' equity	716.8	442.6	(159.8)	999.6	(8)
Total liabilities and equity	$1,466.2	$890.4	$(718.1)	$1,638.5

(1)
Upon reconsolidation, the assets and liabilities of GST will need to be recognized at fair value. Inventory is valued at net realizable value which required a $5.6 million adjustment to the carrying value. We reflected a $19.8 million fair adjustment to property, plant and equipment. We eliminated GST's pre-existing goodwill and other identifiable intangible assets of $18.9 million and $5.1 million, respectively. We identified finite-lived intangible assets with an estimated fair value of $181.5 million. In addition, we identified $65.3 million of indefinite-lived intangible assets. The asbestos insurance receivable was discounted to its present value resulting in a $3.1 million adjustment. The carrying value of all other assets and liabilities approximated fair value.

(2)
We estimated that the establishment of the settlement facility and litigation facility contemplated by the Amended Plan and payments of claims resolved by settlement or verdict prior to the Petition Date that were not paid prior to the Petition Date would require $40.5 million of borrowings in addition to $240 million of cash on hand.

(3)	Eliminate intercompany notes receivable/payable.
(4)	Eliminate intercompany trade receivables/payables and intercompany interest receivable/payable.
(5)	Eliminate $66.6 million of intercompany income taxes payable.
(6)	Eliminate the investment in GST which is carried at historical cost.
(7)
The elimination of the deferred tax liability on the investment in GST and the deferred tax asset on the asbestos liability as well as the establishment of a deferred tax asset on the trust liability and a deferred tax liability on the step-up in fair value of assets resulted in a net decrease in long-term tax assets of $92.1 million and a net increase in long-term tax liabilities of $75.9 million.

(8)	The entries above resulted in reflecting a $450.8 million pre-tax gain upon reconsolidation ($282.8 million after tax).

EnPro Industries, Inc.

Reconciliation of Pro Forma Income Before Selected Items to
Pro Forma Net Income (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended June 30,
	2014		2013
	$	Per share	$	Per share
Pro forma income before selected items	$22.0	$0.84	$28.6	$1.27
Adjustments (net of tax):
Restructuring costs	(0.3)	(0.01)	(1.4)	(0.06)
Loss on exchange of debt	(1.5)	(0.05)	—	—
Environmental reserve adjustment	—	—	(4.0)	(0.18)
Tax accrual adjustments	0.7	0.02	(0.5)	(0.02)
Impact	(1.1)	(0.04)	(5.9)	(0.26)
Pro forma net income	$20.9	$0.80	$22.7	$1.01

	Six Months Ended June 30,
	2014		2013
	$	Per share	$	Per share
Pro forma income before selected items	$37.6	$1.47	$47.3	$2.11
Adjustments (net of tax):
Restructuring costs	(0.7)	(0.03)	(2.1)	(0.09)
Loss on exchange of debt	(3.8)	(0.15)	—	—
Environmental reserve adjustment	(0.4)	(0.02)	(4.0)	(0.18)
Tax accrual adjustments	(0.1)	—	1.2	0.05
Impact	(5.0)	(0.20)	(4.9)	(0.22)
Pro forma net income	$32.6	$1.27	$42.4	$1.89

The foregoing tables provide reconciliations of pro forma net income set forth in the accompanying unaudited pro forma condensed consolidated statements of operations reflecting the reconsolidation of GST to pro forma income before selected items for the periods presented. The methodology for reconciliation is the same as that presented on the table titled "Reconciliation of Income Before Selected Items to Net Income (Unaudited)."

EnPro Industries, Inc.

Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income (Unaudited)

For the Quarters and Six Months Ended June 30, 2014 and 2013
(Stated in Millions of Dollars)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Pro forma earnings before interest, income taxes,
depreciation, amortization and other selected
items (adjusted EBITDA)	$54.6	$66.8	$100.2	$117.2
Adjustments:
Interest expense, net	(2.7)	(3.9)	(6.3)	(8.1)
Income tax expense	(8.8)	(12.8)	(15.3)	(19.4)
Depreciation and amortization expense	(19.2)	(18.9)	(38.2)	(37.7)
Restructuring costs	(0.5)	(2.2)	(1.1)	(3.3)
Environmental reserve adjustment	(0.1)	(6.3)	(0.7)	(6.3)
Loss on debt exchange	(2.4)	—	(6.0)	—
Impact	(33.7)	(44.1)	(67.6)	(74.8)
Pro forma net income	$20.9	$22.7	$32.6	$42.4

The foregoing tables provides a reconciliation of pro forma net income set forth in the accompanying unaudited pro forma condensed consolidated statements of operations reflecting the reconsolidation of GST to pro forma income before interest, income taxes, depreciation, amortization and other selected items (adjusted EBITDA). The methodology for reconciliation is the same as presented on the table titled "Reconciliation of Adjusted EBITDA to Net Income (Unaudited)."